UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2006

                          BV Pharmaceutical, Inc.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                 333-113726           72-1580091
----------------------------     ---------------    -------------------
(State or other jurisdiction      (Commission         (IRS Employer
      of incorporation)           File Number)      Identification No.)

                         1313 East Maple St.
                         Bellingham WA                      98225
        --------------------------------------------- ------------------
            (Address of principal executive offices)      (Zip Code)

        Registrant's telephone number, including area code: 360-685 4200

                                      N/A
                                      ---
                        (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION.

            On February 10, 2006, the Company repurchased from Art Bandenieks a total of 29,000,000 shares of his restricted Common Stock in consideration of the payment of UD$29,000.00. The shares will be retired to the treasury. The Company has issued a promissory note to pay the $29,000.00 within 6 months, and bears 8% interest until paid in full. There are no provisions for acceleration.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

         On February 13, 2006, the Company's Board of Directors approved a private placement offering of the Company's restricted shares of Common Stock. The offering will commence on February 21, 2006, and will be a non-brokered, exempt private placement which will be open for a maximum of 90 days from the commencement date. The terms are as follows:

                  Minimum offering will be US$100,000.00
                  Maximum offering will be US$2,000,000.00

         This offering will be for units consisting of 1 share of restricted Common Stock and 1 warrant to purchase 1 share of restricted Common Stock, at a purchase price of $0.25 per unit, and the warrant will be exercisable for 2 years at $0.30 per share.

         If the maximum offering is sold ($2,000,000.00), there will be an additional 8,000,000 shares of restricted Common Stock issued and outstanding, and if all of the warrants are exercised, there will be an additional 8,000,000 shares of restricted Common Stock issued and outstanding, for a total of 16,000,000 additional shares, assuming all of the units are sold and all warrants are exercised, of which there can be no assurance.

         As of this date, the Company has not attempted to offer or sell, and there have been no offers or sales of any securities under this proposal. There is no agreement or arrangement under which any equity securities are to be sold.


ITEM 3.03  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

         On February 10, 2006, the Company's Board of Directors authorized a forward split of the total issued and outstanding shares of Common Stock of the Company on the basis of four for one (4 shares for each 1 share issued and outstanding). Giving effect to the Company's repurchase and retirement to treasury of 29,000,000 shares, post-split, there will be a total of 35,065,824 shares issued and outstanding. The forward split will be effective February 20, 2006, at the open of the O.T.C. Bulletin Board market, Eastern Time.

         Additionally, the Company's Board of Directors approved a private placement offering of the Company's restricted shares of Common Stock. The offering will commence on February 21, 2006, and will be a non-brokered, exempt private placement which will be open for a maximum of 90 days from the commencement date. The terms are as follows:

                  Minimum offering will be US$100,000.00
                  Maximum offering will be US$2,000,000.00

         This offering will be for units consisting of 1 share of Common Stock and 1 warrant to purchase 1 share of restricted Common Stock, at a purchase price of $0.25 per unit, and the warrant will be exercisable for 2 years at $0.30 per share.

         If the maximum offering is sold ($2,000,000.00), there will be an additional 8,000,000 shares of Common Stock issued and outstanding, and if all of the warrants are exercised, there will be an additional 8,000,000 shares of Common Stock issued and outstanding, for a total of 16,000,000 additional shares, assuming all of the units are sold and all warrants are exercised, of which there can be no assurance.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

            On February 10, 2006, Art Bandenieks resigned as a Director and as President and Secretary of the Company. G. Leigh Lyons has been appointed to serve as Director, President and Secretary of the Company until the next annual meeting of shareholders.

         Mr. Lyons has over 22 years experience in the domestic and international oil and gas sector, specializing in general management, corporate governance, strategic planning, acquisitions and project management. He recently founded Sound Energy Advisors LLC a consulting company dedicated to providing corporate management and governance services to start-up and emerging energy companies. Mr. Lyons is the President and director of Digital Ecosytems Corp. (OTC BB: DGEO) and Benem Ventures Inc. (BNM.H: NEX Exchange).

         From 2000 to 2005, Mr. Lyons was Chief Operating Officer and Project Director for Gas TransBoliviano S.A., a Shell/Enron controlled gas transmission company headquartered in Bolivia. Other positions held by Mr. Lyons include, President and Director of Can West Exploration Inc., a junior exploration company operating in Colombia, Vice President of Exploration and Production for Compania General de Combustibles S.A. in Buenos Aires, and Vice President of Corporate Development for Global Natural Resources Inc. in Houston.

         Mr. Lyons received his Bachelor of Arts in Earth Science from the University of California, Santa Cruz in 1984 and is an Alumnus of the Harvard Business School having completed the Advanced Management Program in 2004.

Additionally, the company is pleased to announce that, effective February 21, 2006, the company will commence a non-brokered, exempt private placement which will be open for a maximum of 90 days from the effective date. The terms are as follows:

Minimum offering will be $100,000.00 U S Maximum offering will be $2,000,000.00 U S

This offering will consist of units consisting of 1 share and 1 warrant. The purchase price will be $0.25 per unit and the warrant will be exercisable for 2 years at $0.30 per share.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BV Pharmaceutical, Inc.


By: /s/ G. LEIGH LYONS
    -----------------
    G. Leigh Lyons
    President

Dated:  February 16, 2006